EXHIBIT 4.3
-----------
     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT') AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                       SERIES A PREFERRED STOCK WARRANT

                                      of

                           MOAI TECHNOLOGIES, INC.

     THIS CERTIFIES THAT DAVID CAMPBELL (the "Warrantholder") is entitled to subscribe for and purchase from MOAI TECHNOLOGIES, INC., a California corporation (the "Company") during the Exercise Period (as defined below) 5,433 fully-paid and non-assessable shares of the Company's Series A Preferred Stock (the "Preferred"), at a price of $.60 per share (the "Warrant Price"), such price and such number of shares being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant.

     Upon delivery of this Warrant, together with payment of the Warrant Price of the shares of the Preferred thereby purchased, at the principal office of the Company or at such other office or agency as the Company may designate by notice in writing to the holder hereof, the holder of this Warrant shall be entitled to receive a certificate or certificates for the shares of Preferred so purchased. The date at which the Company receives (i) the Warrant and (ii) payment for the shares of Preferred, either by payment in cash or by check, or by notice of the Warrantholder's intent to use the proceeds from the concurrent sale of shares at a Public Offering (as defined below) or notice of intent to use shares of Preferred as payment, both as described in Section 1 below, or such later date as such notice shall specify, shall be referred to herein as the "Exercise Date." All shares of Preferred which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect thereto.

     This Warrant is subject to the following terms and conditions:

     1.    Exercise of Warrant.  Subject to the terms and conditions set forth
           -------------------
herein, this Warrant may be exercised in whole or in part, at any time on or before January 31, 2008 by the surrender of this Warrant together with the "Notice of Exercise" and "Investment Representation Statement" attached hereto as Exhibits A and B, respectively, duly completed and executed at the principal office of the Company and by the payment to the Company, in the manner provided for in the following paragraph, of the Warrant Price for all of the Preferred purchased. The Company shall, within 10 days after such delivery, prepare a certificate for the shares of Preferred purchased in the name of the holder of this Warrant, or as such holder may direct

(subject to the restrictions upon transfer contained herein and upon payment by such holder hereof of any applicable transfer taxes).

     This Warrant may be exercised by the payment to the Company, by cash or check, or from the proceeds of the concurrent sale of shares of Common Stock issued upon conversion of shares of Preferred issued upon exercise of this Warrant sold by the Warrantholder pursuant to a Public Offering of an amount equal to the aggregate Warrant Price of the shares being purchased. In lieu of exercising this Warrant as described above, the Warrantholder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with notice of such election (which notice shall include the number of shares being exercised hereunder), in which event the Company shall issue to the Warrantholder a number of shares of Preferred (or Common Stock if the Preferred has been converted into Common Stock) equal to the quotient obtained by dividing (x) the value of the shares of Preferred being exercised (the "Exercised Shares") on the Exercise Date, which value shall be determined by subtracting (A) the aggregate Warrant Price of the Exercised Shares immediately prior to the exercise of the Warrant from (B) the aggregate fair market value of the Exercised Shares on the Exercise Date, by (y) the fair market value of one share of Preferred (or Common Stock if the Preferred has been converted into Common Stock) as of the Exercise Date. No fractional shares shall be issuable upon exercise of this Warrant, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share on the Exercise Date.

     The exercise of this Warrant may be made contingent upon (i) the closing of a Public Offering, (ii) the closing of any consolidation or merger of the Company with or into any other unaffiliated corporation, entity or person, or any other reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (a "Merger") , or (iii) the sale of all or substantially all of the assets of the Company (a "Sale"). The Company shall notify the holder if an event or transaction of the kind described in this section is proposed at least fifteen days prior to the closing of such event or transaction; such notice shall also contain such details of the proposed event or transaction as are reasonable in the circumstances.

             (a)   Assumption of Warrant.  If upon the closing of any Sale or
                   ---------------------
Merger the successor entity assumes the obligations of this Warrant, then this Warrant shall survive any Sale or Merger and be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Sale or Merger and subsequent closing. The Warrant Price shall be adjusted accordingly.

             (b)   Nonassumption.  If upon the closing of any Sale or Merger the
                   -------------
successor entity does not assume the obligations of this Warrant and the Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall expire upon such closing.

          Certificates for the shares issuable upon exercise of this Warrant and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant shall be issued as of the Exercise Date and shall be delivered to the holder within thirty days following the Exercise Date.

          For purposes of this Section 1, the fair market value of the Preferred (or Common Stock if the Preferred has been converted into Common Stock) shall be determined as follows:

                 (i) If this Warrant is exercised in connection with and contingent upon a Public Offering, and if the Company's registration statement relating to such Public Offering has been declared effective by the Securities and Exchange Commission, then the fair market value shall be the initial "Price to Public" specified in the final prospectus with respect to such offering.

                 (ii) If this Warrant is exercised in connection with any Sale or Merger, then the fair market value per share shall be equal to the sum of all cash, stock and other consideration received by the Company, divided by the number of outstanding shares of the Company's capital stock (on an as-converted into Common Stock basis) as of the closing of such transaction.

                 (iii) If this Warrant is not exercised in connection with and contingent upon a Public Offering, a Sale or Merger, then the fair market value shall be determined by the Company's Board of Directors acting in good faith in such fashion as is reasonable and normal for companies in a similar stage of development

     2.    Transfer of Warrant.  Except in accordance with the conditions
           -------------------
contained in Section 3 hereof, this Warrant and all rights hereunder are not transferable.

     3.    Condition of Transfer or Exercise of Warrant.  It shall be a
           --------------------------------------------
condition to any transfer or exercise of this Warrant that the Company shall have received, at the time of such transfer or exercise, a representation in writing that this Warrant (or portion hereof transferred) or the shares of Preferred or other securities being issued upon such exercise, as the case may be, are being acquired for investment not with a view to any sale or distribution thereof, or a statement of the pertinent facts covering any proposed distribution thereof. It shall be a further condition to any transfer of this Warrant or of any or all of the shares of Preferred issued upon exercise of this Warrant, or Common Stock issued upon conversion of the Preferred, other than a transfer registered under the Act, that the Company shall have received a legal opinion, in form and substance satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the prospectus and the registration requirements of the Act. The requirement of a legal opinion shall not apply to the transfer of this Warrant or any part thereof to a partnership of which the Warrantholder is a partner or to the beneficial owners of such partnership without further consideration, so long as such transfer is in compliance with applicable securities laws and the beneficial owners are accredited investors. Each certificate evidencing the shares of Preferred issued upon exercise of this Warrant, or Common Stock issued upon conversion of the Preferred, or upon any transfer of such shares (other than a transfer registered under the Act or any subsequent transfer or shares so registered) shall, at the option of the Company, contain a legend, in form and substance satisfactory to the Company and its counsel, restricting the transfer of such shares to sales or other dispositions exempt from the requirements of the Act

     It shall be a further condition to each such transfer of this Warrant that the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

     4.    Adjustment of Warrant Price and Number of Shares Purchasable
           ------------------------------------------------------------
Hereunder. The Warrant Price and the number of shares purchasable hereunder
---------
shall be subject to adjustment from time to time in accordance with the following provisions.

           (a)    Subdivisions or Combinations.  In case the Company shall at
                  ----------------------------
any time during the Exercise Period subdivide the outstanding shares of the Preferred, the Warrant Price in effect immediately prior to such subdivision shall be proportionately decreased, and in case the Company shall at any time during the Exercise Period combine the outstanding shares of the Preferred, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision or combination, as the case may be.

           (b)    Stock Dividends.  In case the Company shall at any time
                  ---------------
during the Exercise Period pay a dividend with respect to Preferred payable in Preferred, then the Warrant Price in effect immediately prior to the record date for distribution of such dividend shall be adjusted to that price determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of shares of Preferred outstanding immediately prior to such dividend and (ii) the denominator of which shall be the total number of shares of Preferred outstanding immediately after such dividend.

           (c)    Number of Shares.  Upon each adjustment pursuant to
                  ----------------
subdivisions (b) or (c) of this Section 4, the registered holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Warrant Price, the number of shares of Preferred, calculated to the nearest full share, obtained by multiplying the number of shares of Preferred purchasable hereunder immediately prior to such adjustment by the Warrant Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Price.

           (d)    Reclassification.  In case of any reclassification, change or
                  ----------------
conversion during the Exercise Period of securities of the class or series issuable upon exercise of this Warrant (other than as a result of a merger, subdivision or combination described above), or in case of any Merger where the successor entity agrees to assume the obligations of this Warrant, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new warrant so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Preferred theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or conversion by a holder of the number of shares of Preferred then purchasable under this Warrant. Such new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (d) shall similarly apply to successive reclassifications, changes, and conversions.

           (e)    Antidilution Rights.  The antidilution rights applicable to
                  -------------------
the Preferred are set forth in its Articles of Incorporation (the "Articles"), as amended from time to time, a true and complete copy in its current form which is attached hereto as Exhibit C. Such rights shall not be restated, amended or modified in any manner which adversely affects the Warrantholder differently than the holders of Series A Preferred without such Warrantholder's prior written consent. The Company shall promptly provide the Warrantholder hereof with any restatement, amendment or modification to the Articles promptly after the same has been made.

     5.    Notices.
           -------

           (a) Upon any adjustment of the Warrant Price and any increase or decrease in the number of shares of Preferred purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within thirty (30) days thereafter, shall give written notice thereof to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

           (b) In the event that the Company shall propose at any time to effect an initial public offering of the Company's Common Stock pursuant to an effective registration statement under the Act (a "Public Offering"), the Company shall send to the Warrantholder at least fifteen days' prior written notice of the closing date of the same; provided, however, that the failure to give such notice shall not give the Warrantholder the right to delay or otherwise restrain or affect the Public Offering. Such written notice may be in lieu of the notice required under the third paragraph of Section 1 and shall be given by first class mail, postage prepaid, addressed to the Warrantholder at the address as shown on the books of the Company for the Warrantholder.

     6.    Registration.  The Warrantholder shall be entitled the registration
           ------------
rights as set forth in that certain Investors' Rights Agreement dated December 18, 1997, entered into by the Company and certain Investors (the "Registration Rights Agreement"), provided that the Warrantholder hereby agrees to be bound by such provisions.

     7.    Representations of Warrantholder.  Concurrently with the receipt of
           --------------------------------
this Warrant and, upon exercise of this Warrant, the holder of this Warrant shall have executed the Investment Representation Statement in the form attached hereto as Exhibit B.

     8.    Representations and Warranties of the Company.  The Company
           ---------------------------------------------
represents and warrants to the Warrantholder, as of the Effective Date set forth below, as follows:

           (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms except as to (i) the effect of applicable bankruptcy and similar laws affecting the rights of creditors, and (ii) the effect of rules of law governing specific performance, injunctive relief and other equitable remedies.

           (b) The Preferred has been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue of such shares.

           (c) The rights, preference, privileges and restrictions granted to or imposed upon the Preferred and the holders thereof are as set forth in the Articles and the Registration Rights Agreement, a true and complete copy of which has been delivered to the Warrantholder.

           (d) The execution and delivery of this Warrant does not, and the issuance of the Preferred upon exercise of this Warrant in accordance with the terms hereof does not, conflict with the Company's Articles or Bylaws, does not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and does not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, other than state or federal securities law filings.

           (e) During the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of its Preferred to provide for the exercise of this Warrant and a sufficient number of shares of its Common Stock to provide for the conversion of the Preferred into Common Stock.

     9.    Miscellaneous.
           -------------

           (a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Preferred issued or issuable upon the exercise hereof, and all of the obligations of the Company relating to the Preferred issuable upon exercise of this Warrant shall survive the exercise of this Warrant.

           (b) No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed to be a shareholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder of this Warrant, as such, any rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise.

           (c) Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

           (d) The Company will not, by amendment of its Articles of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment

           (e) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like date and tenor.

           (f) This Warrant shall be governed by the internal laws of the State of California.

           (g) So long as this Warrant has not terminated, the Warrantholder shall be entitled to receive such financial information as other holders of the same series Preferred stock

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Effective Date of Warrant: January 31,1998

COMPANY:  MOAI TECHNOLOGIES, INC.

By: /s/ Anne Perlman
    -----------------------------------
Print Name: Anne Perlman
            ---------------------------
Title: President and CEO
       --------------------------------

ACCEPTED AND AGREED:

WARRANTHOLDER:  DAVID CAMPBELL

By: /s/ David Campbell
    -----------------------------------

Print Name: ___________________________

Title: ________________________________